EXHIBIT 99.1

Simmons First National Corporation Completes Merger of Reliance Bancshares, Inc.

PINE BLUFF, Ark., April 15, 2019 (GLOBE NEWSWIRE) -- Simmons First National Corporation (“Simmons”) (NASDAQ: SFNC) announced that, on Friday, April 12, 2019, it completed its acquisition of Reliance Bancshares, Inc. (“Reliance”), headquartered in the St. Louis, Missouri, metropolitan area. A definitive agreement to acquire Reliance was previously announced in November 2018, and Reliance shareholders approved the transaction earlier this month.

Contemporaneously with the completion of the Reliance acquisition, Reliance Bank (the subsidiary bank of Reliance) was merged into Simmons Bank (the subsidiary bank of Simmons), with Simmons Bank as the surviving institution.

“Today we are excited to welcome our new customers and be able to offer them the full suite of Simmons’ financial products and services,” said George A. Makris, Jr., chairman and CEO of Simmons. “By adding over 20 bank branches to our presence in the St. Louis metropolitan area, this merger will strengthen our market share and bring forth additional opportunities for us to better serve this important region, which crosses into Illinois.”

With the completion of the merger of Reliance, Simmons now has approximately $17.6 billion in consolidated assets and more than 200 branch locations across Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas.

“The Reliance team is looking forward to working with Simmons Bank to build an even stronger franchise and continuing our proud legacy of delivering an exceptional banking experience,” said Thomas H. Brouster, Sr., former chairman of Reliance. “We’re confident that the combination will bring significant opportunities and benefits to all of our customers, employees and the communities we serve.”  Mr. Brouster will serve in an advisory capacity to the St. Louis market following the transaction.

“The transaction was a team effort, one that required the contribution and support of both organizations,” said Marty Casteel, chairman and CEO of Simmons Bank. “We have always believed that our unwavering commitment to excellent customer service is what sets us apart, and we look forward to demonstrating this commitment to our new and existing customers in our expanded St. Louis market.”

About Simmons First National Corporation
Simmons is a financial holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of approximately $17.6 billion. Simmons, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach in Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas. The company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

About Simmons Bank
Simmons Bank is an Arkansas state-chartered bank that began as a community bank in 1903. Through the decades, Simmons Bank has developed a full suite of financial products and services designed to meet the needs of individual consumers and business customers alike. Simmons Bank has grown steadily and today operates over 200 branch locations throughout Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas. Simmons Bank is the subsidiary bank for Simmons First National Corporation, a publicly traded bank holding company headquartered in Pine Bluff, Arkansas. For more information, visit simmonsbank.com.

Forward-Looking Statements
Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this press release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Forward-looking statements regarding the Reliance Bank merger are based on currently available information. Actual results could differ materially from the statements made. Additional information on factors that might affect Simmons’ future performance is included in its Form 10-K filing with the U.S. Securities and Exchange Commission.

FOR MORE INFORMATION, CONTACT:

STEPHEN C. MASSANELLI	OR	CAROLINE P. MAKRIS
EVP & Chief Administrative Officer		VP/Manager Marketing & Communications
Simmons Bank		Simmons Bank
steve.massanelli@simmonsbank.com		caroline.makris@simmonsbank.com
501.377.7615 (direct)
501.944.0518 (mobile)